UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2012 (April 25, 2012)

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35184	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 25, 2012, Freescale Semiconductor Holdings I, Ltd. (the “Company”) held its Annual General Meeting of Shareholders (“Annual Meeting”). All of the Company’s proposals were approved by shareholders at the Annual Meeting. The final voting results for the proposals are set forth below.

1.	All nominees for election to the Board were elected to serve until their term expires at the 2013 annual general meeting of the Company, or until their appointment is terminated in accordance with our bye-laws based on the following votes:

	For	Withheld	Broker Non- Votes
Richard M. Beyer	230,954,232	9,626,691	1,166,262
Chinh E. Chu	230,302,362	10,278,561	1,166,262
Daniel J. Heneghan	240,442,098	138,825	1,166,262
Thomas H. Lister	230,328,456	10,252,467	1,166,262
John W. Marren	230,261,057	10,319,866	1,166,262
J. Daniel McCranie	240,443,354	137,569	1,166,262
James A. Quella	230,328,461	10,252,462	1,166,262
Peter Smitham	230,302,257	10,278,666	1,166,262
Gregory L. Summe	230,302,357	10,278,566	1,166,262
Claudius E. Watts IV	230,286,956	10,293,967	1,166,262

2.	The proposal to appoint KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012, and authorize the Audit and Legal Committee of the Board to determine the independent auditors’ fees was approved based upon the following votes:

For	Against	Abstain	Broker Non- Votes
241,668,081	75,488	3,616	0

3.	The proposal to approve the Company’s name change to Freescale Semiconductor, Ltd. was approved based upon the following votes:

For	Against	Abstain	Broker Non- Votes
241,746,965	220	0	0

4.	The proposal to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, was approved based upon the following votes:

For	Against	Abstain	Broker Non- Votes
240,476,014	103,357	1,552	1,166,262

5.	The shareholders voted, on an advisory and non-binding basis, to hold future advisory votes to approve the compensation of the Company’s named executive officers annually based on the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
235,411,467	1,829	5,166,427	1,200	1,166,262

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Dathan C. Voelter
Name: Title:	Dathan C. Voelter Assistant Secretary

Date: April 27, 2012